UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2014

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 28, 2014, Cadence Pharmaceuticals, Inc. (the “Company”) entered into a settlement agreement and a binding term sheet for a license agreement with defendants Sandoz, Inc., Sandoz AG, Neogen International N.V. and APC Pharmaceuticals, LLC, (collectively, the “Sandoz Parties”) to resolve pending patent litigation involving OFIRMEV® (acetaminophen) injection.

The settlement agreement includes a stipulation by the parties requesting dismissal with prejudice of the lawsuit filed by the Company in the U.S. District Court for the Southern District of California relating to the Abbreviated New Drug Application filed by Sandoz, Inc. with the U.S. Food and Drug Administration for a generic version of OFIRMEV (the “Sandoz ANDA”).

Under the terms of the license, the Company granted to the holder of the Sandoz ANDA and its affiliates the non-exclusive right to market a generic intravenous acetaminophen product in the United States under the Sandoz ANDA beginning December 6, 2020, or earlier under certain circumstances. Currently, the Company has two Orange Book-listed patents covering OFIRMEV, the last of which, U.S. Patent No. 6,992,218, will expire on June 6, 2021, or December 6, 2021, if pediatric exclusivity is granted.

The Company also agreed that in the event that the Company determines to launch an authorized generic version of OFIRMEV (i.e., a generic version marketed under the Company’s New Drug Application) in the United States and Perrigo, Inc. elects not to exercise its right of first refusal to become the distributor of the authorized generic version of the product, the Company will grant a similar right of first refusal to the holder of the Sandoz ANDA on substantially the same terms as those previously granted to Perrigo. In addition, the license agreement will contain provisions regarding indemnification, confidentiality and other customary provisions for agreements of these kinds.

The settlement documents are subject to submission to the Federal Trade Commission and the U.S. Department of Justice. Litigation remains ongoing against Fresenius Kabi USA LLC and the Company filed suit against Wockhardt Limited, Wockhardt BIO AG and Wockhardt USA LLC on January 22, 2014, in the U.S. District Court of Delaware, and on January 23, 2014, in the U.S. District Court of New Jersey. An appeal of the decision by the U.S. District Court of Delaware in favor of the Company in the patent infringement lawsuit brought by the Company against Exela Pharma Sciences LLC, Exela Pharmasci, Inc., and Exela Holdings, Inc. (collectively, “Exela”), was filed by Exela on December 20, 2013.

The foregoing description of the terms of the settlement and license agreements are qualified in their entirety by reference to the provisions of the agreements, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: January 30, 2014